UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 16, 2011
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 16, 2011, the Company held its 2011 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on: (1) the election of seven directors, (2) the ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and (3) the approval of the 2011 Stock Incentive Plan.  The voting results on these proposals were as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Withheld
Reed J. Killion	3,764,932	2,715
Bernard T. Marren	3,764,932	2,715
Carl J. Yankowski	3,765,766	1,881
Bruce I. Berkoff	3,765,766	1,881
Ross A. Young	3,765,766	1,881
William Wayne Patterson	3,765,756	1,891
Anthony J. LeVecchio	3,765,756	1,891

Proposal 2: Ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ended December 31, 2011

Votes For	Votes Against	Abstentions
3,761,788	1,547	4,312

Proposal 3: Proposal to approve the 2011 Stock Incentive Plan

Votes For	Votes Against	Abstentions
3,678,604	80,028	9,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2011	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer